Exhibit 99.1
N E W S R E L E A S E

MEDIA CONTACT
Amy Baker
VP, Corporate Communications and Marketing
MVB Bank
abaker@mvbbanking.com
(844) 682-2265

INVESTOR RELATIONS
Marcie Lipscomb
mlipscomb@mvbbanking.com
(844) 682-2265

MVB Financial Corp. Names Jan L. Owen as Director

(FAIRMONT, W.Va.) Oct. 19, 2022 – The Board of Directors of MVB Financial Corp. (“MVBF” or “MVB Financial”) (Nasdaq: MVBF) has announced the appointment of Jan L. Owen as a Member of the Board.

“MVB is pleased to have Jan join the MVB Board of Directors. With her strong knowledge of federal, state and international regulatory requirements and her background in payments and cryptocurrency, she will provide valuable expertise to the Board as we pursue our growth vehicles related to our expanding Fintech business,” said W. Marston “Marty” Becker, Chairman, MVBF Board of Directors.

Since 2019, Owen has been a senior advisor in the Financial Services Group at Manatt, Phelps & Phillips, LLP, and is based in the Sacramento, Calif., office. Her practice includes a wide range of oversight work including accountancy, assets recovery, auditing, banking, benefits administration, corporate governance counseling, strategic planning, public policy review and analysis, regulatory representation, budget preparation and financial reporting. Her clients include major banks and consumer financial institutions, Fintech startups, blockchain and cryptocurrency companies, cannabis owners and operators and technology companies.

From 2013 to 2019, Owen served as the Commissioner of California’s Department of Business Oversight, which is now known as the Department of Financial Protection and Innovation (DFPI), the state of California’s financial regulator.

Prior to that, she served as Commissioner of the California Department of Corporations. Before serving in these significant public roles, Owen worked at a leading investment banking firm, one of the world’s leading consumer products companies and at her own consulting firm. She is a frequent speaker and author on topics relating to regulatory and consumer protection developments for California and other states nationwide.

Owen served as a member of the Board of Directors for the Bank of Southern California from 2020 to 2022. Since 2020, she has been a member of Kraken Bank’s Board of Directors, and since 2019, she has served on the Advisory Boards of Radicle Impact and Jiko.

Owen is a graduate of California State University, Fresno, where she earned her B.A. degree in Economics.

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About MVB Financial Corp.

MVB Financial Corp., the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and the Bank’s subsidiaries, the Company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond. For more information about MVB, please visit http://ir.mvbbanking.com.

Forward-Looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this earnings release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,”, “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues,” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity, and credit risk; changes in market interest rates; inability to achieve anticipated synergies and successfully integrate recent mergers and acquisitions; inability to successfully execute business plans, including strategies related to investments in financial technology companies; competition; length and severity of the COVID-19 pandemic and its impact on the Company’s business and financial condition; changes in economic, business, and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise, or correct any forward-looking statements.